================================================================================
               Consent of independent certified public accountants
================================================================================

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Health Professionals, Inc.
Fort Lauderdale, Florida

      We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 7, 1997, which contains an explanatory paragraph regarding the Company's ability to continue as a going concern, relating to the consolidated financial statements of Health Professionals, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1996.

      We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                            /s/ BDO Seidman, LLP
                                            ------------------------------------
                                            BDO Seidman, LLP
Miami, Florida
August  19, 1997